Exhibit 99.1

FERRELLGAS, L.P. ANNOUNCES CLOSING OF SENIOR NOTES OFFERING AND

ENTRY INTO CREDIT AGREEMENT AMENDMENT

Liberty, MO, October 27, 2025 (GLOBE NEWSWIRE) – Ferrellgas, L.P. (the “Company”) and its wholly-owned subsidiary Ferrellgas Finance Corp. (together with the Company, the “Issuers”) announced today that the Issuers completed their previously announced offering of $650.0 million aggregate principal amount of 9.250% senior notes due 2031 (the “Notes”) at an offering price equal to 100% of the principal thereof.

The Notes are senior obligations of the Issuers and are guaranteed on a senior unsecured basis by Ferrellgas, Inc., and each existing and future subsidiary of the Company, subject to certain exceptions. The Issuers used the net proceeds received from the offering of the Notes, together with cash on hand, to redeem all of the Issuers’ 5.375% Senior Notes due 2026.

The Company also announced today that it entered into a Seventh Amendment to its Credit Agreement (the “Seventh Amendment”) among the Company, Ferrellgas, Inc. (the Company’s general partner), certain subsidiary guarantors, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent and certain lenders and issuing lenders party thereto. The Seventh Amendment, among other things, extends the maturity of the Credit Agreement to October 2028 and increases the maximum amount available for borrowing under the Credit Agreement to $350 million, with availability subject to a periodic borrowing base calculation, and an accordion feature allowing for increases in the size of the facility by up to $50 million in the aggregate subject to customary conditions.

Tamria Zertuche, Chief Executive Officer and President, said, “I am pleased to announce this significant milestone, which gives us the financial flexibility for our long-term strategic growth initiatives. With near-term maturities addressed and support from our lenders, these transactions strengthen our balance sheet and financial position for the future. We are proud to be an employee-owned company, that makes this transaction especially meaningful, it acknowledges the trust and hard work of our people and continued confidence in our Company’s long-term performance.”

About Ferrellgas

Ferrellgas Partners, L.P., through its operating partnership, Ferrellgas, L.P., and subsidiaries, serves propane customers in all 50 states, the District of Columbia, and Puerto Rico.

Cautionary Notes Regarding Forward Looking Statements

Statements included in this release concerning current estimates, expectations, projections about future results, performance, prospects, opportunities, plans, actions and events and other statements, concerns, or matters that are not historical facts are forward-looking statements as defined under federal securities laws. These statements often use words such as “anticipate,” “believe,” “intend,” “plan,” “projection,” “forecast,” “strategy,” “position,” “continue,” “estimate,” “expect,” “may,” “will,” or the negative of those terms or other variations of them or comparable terminology. A variety of known and unknown risks, uncertainties and other factors could cause results, performance, and expectations to differ materially from anticipated results, performance, and expectations, including the effect of weather conditions on the demand for propane; the prices of wholesale propane, motor fuel and crude oil; disruptions to the supply of propane; competition from other industry participants and other energy sources; energy efficiency and technology advances; significant delays in the collection of accounts or notes receivable; customer, counterparty, supplier or vendor defaults; changes in demand for, and production of, hydrocarbon products; inherent operating and litigation risks in gathering, transporting, handling and storing propane; costs of complying with, or liabilities imposed under, environmental, health and safety laws; the impact of pending and future legal proceedings; the interruption, disruption, failure or malfunction of our information technology systems including due to cyber-attack; economic and political instability, particularly in areas of the world tied to the energy industry, including the ongoing conflicts between Russia and Ukraine and in the Middle East; disruptions in the capital and credit markets, related to the evolving global tariff environment or otherwise; and access to available capital to meet our operating and debt-service requirements; and the anticipated completion of a refinancing. These risks, uncertainties, and other factors also include those discussed in the Annual Report on Form 10 K of Ferrellgas Partners, L.P., Ferrellgas, L.P., Ferrellgas Partners Finance Corp., and Ferrellgas Finance Corp. for the fiscal year ended July 31, 2025, and in other documents filed from time to time by these entities with the Securities and Exchange Commission. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included in this release are made only as of the date hereof. Ferrellgas disclaims any intention or obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by law.

Contacts

Investor Relations – InvestorRelations@ferrellgas.com